Exhibit 10.4
SFSB, INC.
DIRECTOR STOCK OPTION AGREEMENT
     This Stock Option Agreement is entered into as of the ___day of ___2005 by and between SFSB, Inc. (the “Company”), a Maryland corporation, and                                         (“Grantee”).
ARTICLE 1
DEFINITIONS
     Definitions. As used in this Agreement, in addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:
     (a) “Agreement” shall mean this Stock Option Agreement and shall include the applicable provisions of any Plan which are hereby incorporated into and made a part of the Agreement.
     (b) “Common Stock” shall mean shares of common stock of the Company, par value $.01 per share, or any security into which such Common Stock may be changed by reason of any transaction or event of the type referred to in Section 17 of the Plan.
     (c) “Grant Date” shall mean the date on which the Committee formally acts to grant an Option to Grantee.
     (d) “Option” shall mean an option to acquire Common Stock that is granted pursuant to, as contemplated by or is evidenced by this Agreement.
     (e) “Option Price” shall mean the price per share of Common Stock at which the Option may be exercised.
     (f) “Plan” shall mean the SFSB, Inc. 2005 Stock Option Plan (the “2005 Option Plan”), a copy of which is attached hereto as Exhibit C.
     In addition, other capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Plan.

ARTICLE 2
GRANT OF OPTION
     Section 2.1 Grant of Nonqualified Stock Options.
     The Company, pursuant to the 2005 Stock Option Plan, hereby grants to Grantee, as of the date hereof, the following Options:

Grant Date	Number of Options	Option Price

_________	_________	$
     Section 2.2 Term of Option. The Option granted pursuant to Sections 2.1 shall expire on the tenth anniversary of its grant date, unless the Option terminates earlier pursuant to other provisions of this Agreement or the Plan.
     Section 2.3 Vesting. Subject to the terms of the Plan with respect to vesting, the Options granted pursuant to Section 2.1 shall vest and become exercisable in accordance with the vesting schedule set forth on Exhibit A, attached hereto and incorporated by reference herein. The extent to which the Options are vested and exercisable as of a particular vesting date shall be rounded down to the nearest whole share. However, vesting is rounded up to the nearest whole share on the last vesting date. Notwithstanding the foregoing, in no event may a vested Option be exercised until at least one year after the Grant Date.
     Section 2.4 Compliance with Regulations of the OTS; Forfeiture. Subject to the terms of the Plan, the grant of Options made hereby are subject to the provision of the regulation promulgated by the Office of Thrift Supervision (the “OTS”). In addition, in accordance with the rules and regulation of the OTS applicable to the Company, the Options granted herby must be exercised or forfeited in the event the Company, or its affiliates, including Slavie Federal Savings Bank, becomes critically undercapitalized (as defined in 12 C.F.R. § 65.4, or any successor law or regulation), is subject to OTS enforcement action, or receives a capital directive under 12 C.F.R § 565.7 or any successor law or regulation.
ARTICLE 3
EXERCISE OF OPTION
     Section 3.1 Manner of Exercise. The Option may be exercised, in whole or in part, by delivering written notice to the Secretary of the Company in such form as the Board of Directors may require from time to time. Such notice shall specify the number of shares of Common Stock subject to the Option as to which the Option is being exercised, and shall be accompanied by full payment of the Option Price of the shares of Common Stock as to which the Option is being exercised. In addition, if the shares subject to the Plan are not registered under the Securities Act of 1933, as amended, or are not otherwise exempt from such registration, such notice shall be accompanied by a written statement that the shares are purchased for investment and not with a view to distribution and acknowledgment of restrictions on the transferability of the shares. Payment of the Option Price shall be made as provided in the Plan. The Option may be exercised only in multiples of whole shares and no partial shares shall be issued. A form of notice is attached hereto as Exhibit B.

     Section 3.2 Issuance of Shares and Payment of Option Price Upon Exercise. Upon exercise of the Option, in whole or in part, in accordance with the terms of this Agreement and upon payment of the Option Price for the shares of Common Stock as provided in the Plan, the Company shall issue to Grantee the number of shares of Common Stock paid for, in the form of fully paid and non-assessable Common Stock.
ARTICLE 4
TERMINATION OF OPTION
     Unless the Option has been terminated earlier pursuant to the provisions of this Agreement, the Option granted to Grantee hereunder shall terminate as provided in the Plan.
ARTICLE 5
MISCELLANEOUS
     Section 5.1 Non-Guarantee of Employment. Nothing in the Plan or this Agreement shall be construed as a contract of employment between the Company or any affiliate and Grantee, or as a contractual right of Grantee to continue in the employ or as a director of the Company or any affiliate, or as a limitation of the right of the Company or an affiliate to remove Grantee at any time.
     Section 5.2 No Rights of Stockholder. Grantee shall not have any of the rights of a stockholder with respect to the shares of Common Stock that may be issued upon the exercise of the Option until such shares of Common Stock have been issued to him or her upon the due exercise of the Option.
     Section 5.3 Agreement Subject to Charter and By-Laws. This Agreement is subject to the Charter and By-Laws of the Company, and any applicable federal or state laws, rules or regulations.
     Section 5.4 Gender. As used herein the masculine shall include the feminine as the circumstances may require.
     Section 5.5 Headings. The headings in the Agreement are for reference purposes only and shall not affect the meaning or interpretation of the Agreement.
     Section 5.6 Notices. All notices and other communications made or given pursuant to the Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to Grantee at the address contained in the records of the Company or an affiliate, and to the Company for the attention of its Secretary at its principal office.

     Section 5.7 Tax Withholding. The Company shall have the right to deduct from all Options granted any federal, state, local or employment taxes which it deems are required by law to be withheld with respect to such grants. In addition, the Company shall have the right to require a Grantee, upon grant or exercise of an option, to pay to the Company the minimum amount of any federal or state taxes, including payroll taxes, if any, that the Company is required to withhold.
ARTICLE 6
SCOPE OF AGREEMENT
     Section 6.1 Entire Agreement; Modification. The Agreement, along with the Plan, contains the entire agreement between the parties with respect to the subject matter contained herein and supersedes all prior agreements or understandings between the parties with respect to Options described in this Agreement. This Agreement may not be modified or amended except as provided in the Plan or in a written document signed by each of the parties hereto.
     Section 6.2 Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. In the event of any inconsistencies between this Agreement and the Plan, the Plan shall control.
     Section 6.3 Counterparts. The Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.
     Section 6.4 Acknowledgment. BEFORE SIGNING HEREUNDER, THE GRANTEE SHOULD READ AND THOROUGHLY REVIEW THE PLAN ATTACHED HERETO AS EXHIBIT C. BY SIGNING HEREUNDER, THE GRANTEE ACKNOWLEDGES RECEIPT OF THE PLAN AND REPRESENTS THAT GRANTEE HAS READ AND THOROUGHLY REVIEWED THE PLAN.
[Remainder of page left blank intentionally]

     IN WITNESS WHEREOF, the parties have executed the Agreement as of the date first above written.

ATTEST:	SFSB, INC.

By:

WITNESS:	GRANTEE

EXHIBIT A
VESTING SCHEDULE
1/5 — _________, 20___;
1/5 — _________, 20___;
1/5 — _________, 20___;
1/5 — _________, 20___; and
1/5 — _________, 20___.

EXHIBIT B
SFSB, Inc.
1614 Churchville Road
Bel Air, Maryland 21015
Attn: Secretary
Dear Secretary:
     I hereby exercise the Option granted to me on _______________ by SFSB, Inc. (the “Company”), subject to all the terms and provisions of that certain Stock Option Agreement between me and the SFSB, Inc. 2005 Stock Option Plan (the “Plan”), and notify you of my desire to purchase ___shares of Common Stock of the Company at a price of $_________per share pursuant to the exercise of said Option.
Total Amount Enclosed: $

Date:		(Optionee)

Received by SFSB, Inc. on

By:

EXHIBIT C
SFSB, INC
2005 STOCK OPTION PLAN